EXHIBIT 10.5

FOURTH AMENDMENT TO
1992 OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN

THIS FOURTH AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN (the “Fourth Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company’’), on May 20, 1998.

WHEREAS, Article VII of the 1992 Outside Directors Stock Option and Incentive Plan, as amended (the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of December 31, 1997, options to purchase up to two hundred twenty-seven thousand (227,000) shares of Common Stock of the two hundred fifty thousand (250,000) shares of Common Stock which may be issued under the Plan have been granted to Eligible Directors, pursuant to the terms of the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from two hundred fifty thousand (250,000) shares to five hundred thousand (500,000) shares (subject to adjustment as provided in the Plan), and

NOW, THEREFORE, the following amendments to the Plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

A.       Section 4.1 of the Plan is hereby amended by deleting the number “250,000” from the first full sentence contained therein and substituting in lieu thereof the number “500,000.”

            The Plan is amended and modified only to the extent specifically amended or modified by this Fourth Amendment to the 1992 Outside Directors Stock Option and Incentive Plan, and none of the terms, conditions or provisions of the Plan, as previously amended, is amended or modified by this Fourth Amendment to the 1992 Outside Directors Stock Option and Incentive Plan.